                                     BYLAWS


                                       OF

                                SKYGIVERS, INC.



                            a for profit corporation

                                TABLE OF CONTENTS



SECTION 1.          MEETINGS OF SHAREHOLDERS......................................................................1

Section 1A.         ANNUAL MEETING................................................................................1

Section 1B.         SPECIAL MEETINGS..............................................................................1

Section 1C.         PLACE.........................................................................................1

Section 1D.         NOTICE........................................................................................1

Section 1E.         NOTICE OF ADJOURNED MEETINGS..................................................................1

Section 1F.         CLOSING OF TRANSFER BOOKS AND FIXING RECORD DATE..............................................1

Section 1G.         VOTING RECORD.................................................................................2

Section 1H.         SHAREHOLDER QUORUM AND VOTING.................................................................2

        1H(1)       QUORUM OF SHARES..............................................................................2

        1H(2)       MAJORITY VOTE, IN GENERAL.....................................................................2

Section 1I.         VOTING OF SHARES..............................................................................3

        1I(1)       VOTES PER SHARE...............................................................................3

        1I(2)       TREASURY AND OTHER SHARES CONTROLLED BY CORPORATION ARE NOT OUTSTANDING.......................3

        1I(3)       VOTING BY PROXY...............................................................................3

        1I(4)       ELECTION OF DIRECTORS; CUMULATIVE VOTING IF AUTHORIZED........................................3

        1I(5)       VOTING BY OTHER CORPORATION AS SHAREHOLDER....................................................3

        1I(6)       VOTING BY CERTAIN FIDUCIARIES.................................................................3

        1I(7)       VOTING BY RECEIVER............................................................................3

        1I(8)       VOTING OF PLEDGED SHARES......................................................................3

        1I(9)       REDEEMED SHARES...............................................................................3

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

Section 1J.         PROXIES.......................................................................................4

Section 1K.         VOTING TRUSTS.................................................................................4

Section 1L.         SHAREHOLDERS' AGREEMENTS......................................................................4

Section 1M.         ACTION BY SHAREHOLDERS WITHOUT A MEETING......................................................4

Section 1N.         WAIVER OF NOTICE OF MEETINGS AND SHAREHOLDERS.................................................5

SECTION 2.          DIRECTORS.....................................................................................5

Section 2A.         FUNCTION......................................................................................5

Section 2B.         QUALIFICATION.................................................................................5

Section 2C.         COMPENSATION..................................................................................5

Section 2D.         DUTIES OF DIRECTORS...........................................................................5

Section 2E.         PRESUMPTION OF ASSENT.........................................................................6

Section 2F.         NUMBER OF DIRECTORS...........................................................................6

Section 2G.         ELECTION AND TERM.............................................................................6

Section 2H.         VACANCIES.....................................................................................6

Section 2I.         REMOVAL OF DIRECTORS..........................................................................6

Section 2J.         QUORUM AND VOTING.............................................................................6

Section 2K.         DIRECTOR CONFLICTS OF INTEREST................................................................6

Section 2L.         EXECUTIVE AND OTHER COMMITTEES................................................................7

Section 2M.         PLACE OF MEETINGS.............................................................................8

Section 2N.         TIME, NOTICE AND CALL OF MEETINGS.............................................................8

Section 2O.         ACTION WITHOUT A MEETING......................................................................8

SECTION 3           OFFICERS......................................................................................9

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

Section 3A.         OFFICERS......................................................................................9

Section 3B.         DUTIES........................................................................................9

Section 3C.         CORPORATE CHECKS..............................................................................9

Section 3D.         REMOVAL OF OFFICERS...........................................................................9

SECTION 4.          STOCK CERTIFICATES...........................................................................10

Section 4A.         ISSUANCE.....................................................................................10

Section 4B.         FORM.........................................................................................10

Section 4C.         TRANSFER OF STOCK............................................................................10

Section 4D.         LOST, STOLEN OR DESTROYED CERTIFICATES.......................................................10

SECTION 5.          BOOKS AND RECORDS............................................................................11

Section 5A.         BOOKS AND RECORDS............................................................................11

Section 5B.         SHAREHOLDERS' INSPECTION RIGHTS...............................................................1

Section 5C.         FINANCIAL INFORMATION........................................................................11

SECTION 6.          DIVIDENDS....................................................................................12

SECTION 7.          CORPORATE SEAL...............................................................................12

SECTION 8.          FISCAL YEAR..................................................................................13

SECTION 9.          INDEMNIFICATION OF DIRECTORS AND OFFICERS....................................................13

SECTION 10.         AMENDMENT OF ARTICLES AND BYLAWS; SALE OF ASETS, MERGER, AND THE LIKE........................13

Section 10A.        GENERAL AMENDMENT OF ARTICLES; SALE OF ASSETS, MERGER AND THE LIKE...........................13

Section 10B.        GENERAL AMENDMENT OF BYLAWS..................................................................13

Section 10C.        AMENDMENT OF ARTICLES OR BYLAWS FOR SUPERMAJORITY QUORUM OR VOTE
                    REQUIREMENT; DELAYED REPEAL OF THIS PROVISION................................................13


                                       4

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
SECTION 11.         CHECK, PETTY CASH AND OTHER ACCOUNT SIGNATURES...............................................14

OFFICER'S CERTIFICATE OF AUTHENTICITY............................................................................14



                                     BYLAWS

                                       OF

                                 SKYGIVERS, INC.

                            a for profit corporation



SECTION 1. MEETINGS OF SHAREHOLDERS

           Section IA. ANNUAL MEETING. The annual meeting of the shareholders of SKYGIVERS, INC. shall be held within four months after the close of. the fiscal year at the principal executive offices of the corporation, or at any other lawful time and place designated by the Board of Directors of the corporation. Business transacted at the annual meeting shall include the election of directors of the corporation.

           Section 1B. SPECIAL MEETING. Special meetings of the shareholders shall be held when directed by the Board of Directors, or the Chairman of the Board of Directors, or when requested to the Secretary in writing(s) describing the purpose(s) thereof, signed and dated by the holders of not less than ten percent of all the shares entitled to vote on any issue proposed to be considered at the meeting. A meeting requested by shareholders shall be called for a date not less than ten nor more than sixty days after the request is made, unless the shareholders requesting the meeting designate a later date. the call for the meeting shall be issued by the Secretary, unless the Chairman, Board of Directors, or shareholders requesting the meeting shall designate another person to do so.


           Section 1C. PLACE. Meetings of shareholders may be held within the State of New York.


           Section 1D. NOTICE. Written notice stating the plane, day and hour of the meeting and, in the case of a special meeting, the purpose or purposes for which the meeting is called, shall be delivered not less than ten nor more than sixty days before the meeting, either personally or by first class mail, by or at the direction of the Chairman, the Secretary, or the officer or persons calling the meeting, to each shareholder of record entitled to vote at such meeting. If mailed, such notice shall be deemed to be delivered when deposited in the United States mail addressed to the shareholder at his or her address as it appears on the stock transfer books of the corporation, with postage thereon prepaid.


           Section 1E. NOTICE OF ADJOURNED MEETINGS. When a meeting is adjourned to another time or place, it shall not be necessary to give any notice of the adjourned meeting if the time and place to which the meeting is adjourned are announced at the meeting at which the adjournment is taken, and at the adjourned meeting any business may be transacted that Eight have been transacted on the original date of the meeting. If, however, after the adjournment the Board of Directors fixes a new record date for the adjourned meeting, a notice of the adjourned meeting shall be given as provided in this section to each shareholder of record on the new record date who is entitled to vote at such meeting.

           Section 1F. CLOSING OF TRANSFER BOOKS AND FIXING RECORD DATE - For the purpose of determining shareholders entitled to notice of or to vote at any meeting of shareholders or any adjournment thereof, or entitled to receive payment of any dividend, or in order to make a determination of shareholders for any other purpose, the Board of Directors may provide that the stock transfer books shall be closed for a stated period but not to exceed, in any case, thirty days.


           In lieu of closing the stock transfer books, the Board of Directors may fix in advance a date as the record date for any determination of shareholders, such date in any case to be not more than sixty days and, in case of a meeting of shareholders, not less than ten days prior to the date on which the particular action requiring such determination of shareholders is to be taken.


           If the stock transfer books are not closed and no record date is fixed for the determination of shareholders entitled to notice or to vote at a meeting of shareholders, the date on which notice of the meeting is mailed or the date on which the resolution of the Board of Directors declaring such dividend is adopted, as the case may be, shall be the record date for such determination of shareholders.


           When a determination of shareholders entitled to vote at any meeting of shareholders has been made as provided in this section. Such determination shall apply to any adjournment thereof, unless the Board of Directors fixes a new record date for the adjourned meeting.


           Section 1G. VOTING RECORD. The officers or agent having charge of the stock transfer books for shares of the corporation shall make, at least ten days before each meeting of shareholders, a complete list of the shareholders entitled to vote at such meeting or any adjournment thereof, with the address of each, and the number and class and series, if any, of shares held by each. The list, for a period of ten days prior to such meeting, shall be kept on file at the registered office of the corporation at the principal place of business of the corporation, or at the office of the transfer agent or registrar of the corporation. and any shareholder shall be entitled to inspect the list at any time during usual business hours. The list shall also be produced and kept open at the time and place of the meeting and shall be subject to the inspection of any shareholder at any time during the meeting. This section shall not apply unless the corporation has at least six (6) shareholders.

           If the requirements of this section have not been substantially complied with, the meeting, on demand of any shareholder in person or by proxy, shall be adjourned until the requirements are complied with. If no such demand is made, failure to comply with the requirements of this section shall not affect the validity of any action taken at such meeting.


           Section 1H. SHAREHOLDER QUORUM AND VOTING.

                        1H(1) QUORUM OF SHARES. Unless otherwise provided in the articles of incorporation, a majority of the shares entitled to vote, represented in person or by proxy, shall constitute a quorum at a meeting of shareholders. When a specified item of business is required to be voted on by a class or series of stock, a majority of the shares of such class or series shall constitute a quorum for the transaction of such item of business by that class or series.


                        1H((2) MAJORITY VOTE. IN GENERAL. If a quorum is present, the affirmative vote of a majority of the shares represented at the meeting and entitled to vote err the subject matter shall be the act of the shareholders unless otherwise provided by Law or the articles of incorporation. See "Voting Of Shares", Section 1I herein.

           After a quorum has been established at a shareholders' meeting, the subsequent withdrawal of shareholders, so as to reduce the number of shareholders entitled to vote at the meeting below the number required far a quorum, shall not affect the validity of any action taken at the meeting or any adjournment thereof.

           Section 1I. VOTING OF SHARES.

                       1I(1) VOTES PER SHARE. Except as provided by law or the articles of incorporation, each outstanding share, regardless of class, shall be entitled to one vote an each matter submitted to a vote at a meeting of shareholders.

                       1I(2) TREASURY AND OTHER SHARES CONTROLLED BY CORPORATION ARE NOT OUTSTANDING. Treasury shares, and shares of this corporation owned by another corporation, domestic or fore4, a majority of the shares entitled to vote for the directors of which is directly or indirectly owned by this corporation, shall not be counted in determining the total number of outstanding shares at any given time, However, the corporation may vote shares held by it in a fiduciary capacity.

                       1I(3) VOTING BY PROXY. A shareholder may vote either in person or by proxy executed in writing by the shareholder or his or her duly authorized attorney-in-fact. (See "Proxies", Section 1J herein.)

                       1I(4) ELECTION OF DIRECTORS; CUMULATIVE VOTING IF AUTHORIZED. Unless the articles of Incorporation provide otherwise, directors are elected by a plurality. If cumulative voting is provided for in the articles of incorporation, then at each election for directors every shareholder entitled to vote cumulatively at such election shall have the right to vote multiply the number of votes by the number of directors for whom entitled to vote, to be allocated among one or more of them. Provisions for removal of directors are described in "Removal Of Directors", Section 21 herein.

                       1I(5) VOTING BY OTHER CORPORATION AS SHAREHOLDER. Shares standing in the name of another corporation, domestic or foreign, may be voted by the officer, agent, or proxy designated by the bylaws of the corporate shareholder; or, in the absence of any applicable provision, by such person as the board of directors of the corporate shareholder may designate. Proof of such designation may be made by presentation of a certified copy of the bylaws or other instrument at the corporate shareholder. In. the absence of any such designation, or in case of conflicting designation by the corporate shareholder, then the chairman of the board, president, any vice president, secretary or treasurer of the corporate Shareholder, in that order, shall be presumed to be fully authorized to vote such shares.

                       1I(6) VOTING BY CERTAIN FIDUCIARIES. Shares held by an administrator, executor, guardian, personal representative, or conservator may be voted by him or her, either in person or by proxy, without a transfer of such shares into his or her name. Shares standing in the name of a trustee may be voted by the trustee, either in person or by proxy, but no trustee shall be entitled to vote shares held by the trustee without a transfer of such shares into his or her name. However, a fiduciary may direct the votes of its nominee. (See "Voting Trusts", Section IK, and "Shareholders' Agreements", Section IL, herein.)

                       1I(7) VOTING BY RECEIVER. Shares held by or under the control of a receiver, a trustee in bankruptcy proceedings, or an assignee for the benefit of creditors, may be voted by him or her without the transfer thereof into his or her name.

                       11(8) VOTING OF PLEDGED SHARES. A shareholder whose shares are pledged shall be entitled to vote such shares until the shares have been transferred into the name of the pledgee, and thereafter the pledgee or his or her nominee shall be entitled to vote the shares so transferred.

                       1I(9) REDEEMED SHARES. On and after the date on which written notice of redemption of redeemable shares has been mailed to the holders thereof and a sum sufficient to redeem such shares has been deposited with a bank or trust company with irrevocable instruction and authority to pay the redemption price to the holders thereof upon surrender of certificates therefor, such shares shall not be entitled to vote on any matter and shall not be deemed to be outstanding shares.

           Section 1J. PROXIES. (See "Voting By Proxy", Section 1I(3) herein.) Every shareholder entitled to vote at a meeting of shareholders or to express consent or dissent without a meeting, or a shareholder's duly authorized attorney-in-fact, may authorize another person or persons to ant for him by proxy. Every proxy must be signed by the shareholder or his or her attorney-in-fact. No proxy shall be valid after the expiration of eleven months from the date thereof unless otherwise provided in the proxy. Every proxy shall be revocable at the pleasure of the shareholder executing it, except as otherwise provided by law. The authority of the holder of a proxy to act shall not be revoked by the death or incompetence of the shareholder who executed the proxy unless, before the authority is exercised, written notice of such death or of an adjudication of such incompetence is received by the corporate officer responsible for recording the actions of shareholders.


           If a proxy for the same shares confers authority upon two or more persons and does not otherwise provide, a majority of them present at the meeting, or if only one is present then that one, may exercise all the powers conferred by the proxy; but if the proxy holders present at the meeting are equally divided as to the right and manner of voting in any particular case, the voting of such shares shall be prorated.


           If a proxy expressly provides, any proxy holder may appoint in writing a substitute to act in his or her place.


           Section IK. VOTING TRUSTS. Any number of shareholders of thin corporation may create a voting trust for the purpose of conferring upon a trustee or trustees the right to vote or otherwise represent their shares, as provided by law. Where the counterpart of a voting trust agreement and the copy of the record of the holders of voting trust certificates has been deposited with the corporation as provided by law, such documents shall be subject to the same right of examination by a shareholder of the corporation, in person or by agent or attorney, as are the books and records of the corporation, and such counterpart and such copy of such record shall be subject to examination by any holder of record of voting trust certificates, either in person or by agent or attorney, at any reasonable time for any proper purpose. (See "Voting By Certain Fiduciaries", Section 1I(6) herein.)


           Section 1L. SHAREHOLDERS' AGREEMENTS. Two or more shareholders may enter an agreement providing for the exercise of voting rights in the manner provided in the agreement or relating to any .phase of the affairs of the corporation, to the extent permitted by law, Nothing therein snail impair the right of this corporation to treat the shareholders of record as entitled to vote the shares standing in their names.


           Section 1M. ACTION BY SHAREHOLDERS WITHOUT A MEETING. Any action required or permitted by law to be taken at an annual or special meeting of shareholders may be taken without a meeting, without prior notice and without a vote, if a consent in writing, setting forth the action so taken, shall be signed and dated by the holders of outstanding stock having not less than the minimum number of votes with respect to each voting group that would be necessary to authorize or take such action at a meeting at which all voting groups and shares entitled to vote thereon were present and voted. If any class of shares is entitled to vote thereon as a class, such written consent shall be required of the holders of the snares of each class of shares entitled to vote thereon.

           Within ten days after obtaining such authorization by written consent, notice must be given to those shareholders riot entitled to vote or who have not consented in writing. The notice shall fairly summarize the material features of the authorized action and, if the action be such for which dissenters rights are provided by law, the notice shall contain a clear statement of the right of shareholders dissenting therefrom to be paid the fair value of their shares upon compliance with further provisions of the law regarding the rights of dissenting shareholders.

           Section 1N. WAIVER OF NOTICE OF MEETINGS OF SHAREHOLDERS. Notice of a meeting of the shareholders need not be given to any shareholder who signs a. Waiver of Notice either before or after he meeting. Attendance of a shareholder at a meeting shall constitute a waiver of notice of such meeting and waiver of any and all objections to the place of the meeting, the time of the meeting, or the manner in which it has been called or convened, except when a shareholder states, at the beginning of the meeting, any abjection to the transaction of business because the meeting is not lawfully called or convened.


           Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the shareholders need be specified in any written Waiver of Notice of such meeting.


SECTION 2. DIRECTORS


           Section 2A. FUNCTION. All corporate powers shall be exercised by or under the authority of, and the business and affairs of the corporation shall be managed under the direction of, the Board of Directors.


           Section 2B. QUALIFICATION. Directors need not be residents of this state or shareholders of this corporation.


           Section 2C COMPENSATION. The Board of Directors shall have authority to fix the compensation of directors.


           Section 2D. DUTIES OF DIRECTOR,. A director shall perform the duties of a director in good faith, including any duties as a member of any committee of the board upon which serving. and in a manner reasonably believed to be in the best interests of the corporation, and with such care as an ordinarily prudent person in a Like position would use under similar circumstances.


           In performing his or her duties, a director shall be entitled to rely on information, opinions, reports or statements, including financial statements and other financial data, in each case prepared or presented by:


           (a) one or more officers or employees of the corporation whom the director reasonably believes to be reliable and competent in the matters presented,


           (b) counsel, public accountants or other persons as to matters which the director reasonably believes to be within such person's professional or expert competence, or

           (c) a committee of the board upon which the director does net serve, duly designated in accordance with a provision of the articles of incorporation or the bylaws, as to matters within its designated authority, which committee the director reasonably believes to merit confidence.


           A director shall not be considered to be acting in good faith if he or she has knowledge concerning the matter in question that would cause such reliance described above to be unwarranted. A person who performs duties in compliance with this section shall have no liability by reason of being or having been a director of the corporation.

           Section 2D-1. CLARIFICATION OF CERTIFICATE OF INCORPORATION. The term "amend" as used in Section 3C of the Certificate of Incorporation in connection with the establishment and designation of classes or series of authorized securities and to determine the variations in the relative rights, preferences and limitations thereof is hereby defined and clarified to authorize the Board to take all such actions as may be necessary to effect the establishment and designation and the determination of the relative rights, preferences and limitations of such securities by Resolution of the Board of Directors in accordance with Nevada Revised Statutes Section 78.035(3).


           Section 2E. PRESUMPTION OF ASSENT. A director of the corporation who is present at a meeting of its Board of Directors at which action on any corporate matter is taken shall be presumed to have assented to the action taken unless voting against such action or abstaining from voting in respect thereto.


           Section 2F. NUMBER OF DIRECTORS. The number of directors of SKYGIVERS, INC. may be up to FIVE (5), including any Provisional Director(s), who will serve only in case of deadlock. The number of directors may be increased or decreased from time to time by amendment to these bylaws, but not to less than one. No decrease shall have the effect or shortening the term of any incumbent director. Any change in the number of directors in any resolution by shareholders or (when permitted by law) by directors shall be deemed an amendment to these bylaws to reflect the change.

           Section 2G. ELECTION AND TERM. Each person named in the articles of incorporation as a member of the initial board of directors shall hold office until the first annual meeting or shareholders, and until his or her successor shall have been elected and qualified, or until his or her earlier resignation, removal from office or death. At the first annual meeting of shareholders and at each annual meeting thereafter the shareholders shall elect directors to hold office until the next succeeding annual meeting. Each director shall hold office for the term for which elected and until his or her successor shall have been elected and qualified or until his or her earlier resignation, removal from office or death.


           Section 2H. VACANCIES. Any vacancy occurring in the Board of Directors, including any vacancy created by reason of an increase in the number of directors, may be filled by the affirmative vote of a majority of the remaining directors though less than a quorum of the Board of Directors. A director elected to fill a vacancy shall hold office only until the next election of directors by the shareholders.


           Section 2I. REMOVAL OF DIRECTORS. At a meeting of shareholders called expressly for that purpose, any director or the entire Board of Directors may be removed, with or without cause, by vote of the holders of a majority of outstanding shares then entitled to vote at any election of such directors, but a director may not be removed if the votes against his or her removal would suffice to elect him or her.


           Section 2J. QUORUM AND VOTING. A majority of the number of directors fixed by these bylaws shall constitute a quorum for the transaction of business. The act of the majority of the directors present at a meeting at which a quorum is present shall be the act of the Board of Directors, except as otherwise specified.


           Section 2K. DIRECTOR CONFLICTS OF INTEREST. No contract or other transaction between this corporation and one or more of its directors or any other corporation, firm, association or entity in which one or more of the directors are directors or officers or are financially interested, shall be either void or voidable because of such relationship or interest or because such director or directors are present at the meeting of the Board of Directors or a committee thereof which authorizes, approves or ratifies such contract or transaction or because his or her or their votes are counted for such purpose, if:


           (a) The fact of such relationship or interest is disclosed or known to the Board of Directors or committee which authorizes, approves or ratifies the contract or transaction by a vote or consent sufficient for the purpose without counting the votes or consents of such interested directors; or

           (b) The fact of such relationship or interest is disclosed or known to the shareholders entitled to vote and they authorize, approve or ratify such contract or transaction by vote or written consent; or

           (c) The contract or transaction is fair and reasonable as to the corporation at the time it is authorized by the board, a committee or the shareholders.


           Common or interested directors may be counted in determining the presence of a quorum at a meeting of the Board of Directors or a committee thereof which authorize; approves or ratifies such contract or transaction.


           Section 2L. EXECUTIVE AND OTHER COMMITTEES. The Board of Director, by resolution adopted by a majority of the full Board of Directors may designate from among its members an executive committee and one or more other committees each of which, to the extent provided in such resolution, shall have and may exercise all the authority of the Board of Directors, except that no committee shall have the authority to:


           (a) approve or recommend to shareholders actions or proposals required by law to be approved by shareholders,


           (b) designate candidates for the office of director, for purposes of proxy solicitation or otherwise,


           (c) fill vacancies on the Board of Director, or any committee thereof,


           (d) amend the bylaws,


           (e) authorize or approve the reacquisition of shares unless pursuant to a general formula or method specified by the Board of Directors, or


           (f) authorize or approve the issuance or sale of, or any contract to issue or sell, shares or designate the terms of a series of a class of shares, except that the Board of Directors, having acted regarding general authorization for the issuance or sale of shares, or any contract therefor, and, In the case of a series, the designation thereof, may, pursuant to a general formula or method specified by the Board of Directors, by resolution or by adoption of a stock option or other plan, authorize a committee to fix the terms of any contract for the sale of the shares and, to fix the terms upon which such shares may be issued or sold, including, without limitation, the price, the rate or manner of payment of dividends, provisions for redemption, sinking fund, conversion, voting or preferential rights, and, provisions for other features of a class of shares, or a series of a class of share; with full power in such committee to adopt any final resolution setting forth all terms of a series for filing with the Department of State.


           The Board of Directors, by resolution adopted in accordance with this section, may designate one or more directors as alternate members of any such committee, who may act in the place and stead of any absent member or members at any meeting of such committee.

           Section 2M. PLACE OF MEETINGS. Regular and special meetings by the Board of Directors are to be held at the Company's offices or may be held within or without the State of Nevada.

           Section 2N. TIME, NOTICE AND CALL OF MEETINGS. Regular meetings of the Board of Directors shall be those held at specified times and places pursuant to approval of the Board of Directors. Written notice of the time arid place of regular or special meetings of the Board of Directors shall be given to each director by either persona! delivery, telegram or cablegram or fax at least two days before the meeting or by notice mailed to the director at least five days before the meeting. In addition to any other regular meetings, a regular meeting of the Board of Directors shall be held, without other notice than this by-law, immediately alter and at the same place as the annual meeting of shareholders.


           Notice of a meeting of the Board of Directors need not be given to any director who signs a waiver of notice either before or after the meeting. Attendance of a director at a meeting shall constitute a waiver of notice of such meeting and waiver of any and all objections to the place of the meeting, the time of the meeting, or the manner in which it has been called or convened, except when a director states, at the beginning of the meeting, any objection to the transaction of business because the meeting is not lawfully called or convened.


           Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the Board of Directors need be specified in the notice or waiver of notice of such meeting.


           A majority of the directors present, whether or not a quorum exists, may adjourn any meeting of the Board of Directors to another time and place. Notice of arty such adjourned meeting shall be given to the directors who were not present at the time of the adjournment and, unless the time and place of the adjourned meeting are announced at the time of the adjournment, to the other directors.


           Meetings of the Board of Directors may be called by the Chairman of the Board, by the President of the corporation, or by a majority of directors.


           Members of the Board of Directors may participate in a meeting of such board by means of a conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other at the same time.


           Participation by such means shall constitute presence in person at a meeting.


           Section 2O. ACTION WITHOUT A MEETING. Any action required to be taken at a meeting of the directors of a corporation, or any action which may be taken at a meeting of the directors or a committee thereof, may be taken without a meeting if a consent in writing, setting forth the action so to be taken, signed by all of the directors, or all the members of the committee, as the case may be, is filed in the minutes of the proceedings of the board or of the committee. Such consent shall have the same effect as a unanimous vote.

>


SECTION 3. OFFICERS


           Section 3A. OFFICERS. The officers consist of a chairman of the board of directors, a president, one or more vice presidents (if desired), a secretary, and a treasurer. Each officer shall be selected by the Board of Directors, and shall serve until his or her successor is chosen and qualifies. Such other officers and assistant officers and agents as may be deemed necessary may be elected or appointed by the Board of Directors from time to time.


           Any two or more offices may be held by the same person. The failure to elect a president, secretary or treasurer shall not affect the existence of this corporation.

           Section 3B DUTIES. The officers have the following duties:


           The chairman may call, give notice of and preside at all meetings of shareholders, shall execute all contracts not lesser in size or importance than indicated by board resolution, and shall otherwise provide guidance and directions to other officers and agents.


           The president shall have general and active management of all business and affairs, subject to the directions of the chairman, shall preside at all meetings of the shareholders (unless the chairman is present) and shall preside at all meetings of the board (unless the chairman is present).


           One or more vice presidents may be elected, with such duties as the board may determine by resolution.


           The secretary shall have custody of, and maintain, all corporate records except financial records; shall prepare the minutes of meetings of the shareholders and board and authenticate records of the corporation, or any replacement statute; send notices of meetings not otherwise sent; and perform such duties as may be prescribed by the board.

           The treasurer shall be responsible for the custody of the corporate funds and financial records, shall keep full and accurate accounts of receipts and disbursements, and render accounts thereof at the annual meetings of shareholders and when required by the chairman or the president, and shall perform such other duties as may be prescribed by the board.


           Section 3C. CORPORATE CHECKS. Reference is made to "Check, Petty Cash And Other Account Signatures", Section 11 herein.


           Section 3D. REMOVAL OF OFFICERS. Any officer or agent elected or appointed by the Board of Directors may be removed by the board whenever in its judgment the best interests of the corporation will be served thereby.


           Any officer or agent selected by the shareholders may be removed only by vote of the shareholders, unless the shareholders shall have authorized the directors to remove such officer or agent. Any vacancy, however

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

occurring in any office may be filled by the Board of Directors, unless the bylaws shall have expressly reserved such power to the shareholders.


           Removal of any officer shall be without prejudice to the contract rights, if any, of the person so removed; however, election or appointment of an officer or agent shall not of itself create contract rights.


SECTION 4. STOCK CERTIFICATES


           Section 4A. ISSUANCE. Every holder of stock in this corporation shall be entitled, to the extent (if any) provided by law, to have a certificate, representing all shares to which he or she is entitled. No certificate shall be issued for any share until such share is fully paid.


           Section 4B. FORM. Certificates representing shares in this corporation shall be signed by the chairman or president and the secretary and may be sealed with the seal of this corporation or a facsimile thereof. The signatures may be facsimiles if the certificate is manually signed on behalf of a transfer agent or a registrar, other than the corporation itself or an employee of the corporation In case any officer who signed or whose facsimile signature has been placed upon such certificate shall have ceased to be such officer before such certificate is issued, it may be issued by the corporation with the same effect as if he or she were such officer at the date of its issuance.

           If this corporation is authorized to issue shares of more than one class or more than one series of any class, every certificate representing shares issued by this corporation shall set forth or fairly summarize upon the face or back of the certificate, or shall state that the corporation will furnish to any shareholder upon request and without charge a full statement of, the designations, relative rights, preferences, and limitations of the shares of each class or series authorized to be issued, and the variations in the relative rights, preferences and limitations between the shares of each series so far as the same have been fixed and determined, and the authority of the Board of Directors to fix and determine variations for future series.


           Every certificate representing shares which are restricted as to the sale, disposition or other transfer of such shares shall state that such shares are restricted as to transfer and shall set forth or fairly summarize upon the certificate, or shall state that the corporation will furnish to any shareholder upon request and without charge a full statement of, such restrictions.


           Each certificate representing shares shall state upon the face thereof: the name of the corporation; that the corporation is organized under the laws of the State of Nevada; the name at the person to whom issued; the number and, class of shares, and the designation of the series, if any, which such certificate represents.


           Section 4C. TRANSFER OF STOCK. Transfer of shares of the corporation shall be made only on the stock transfer books of the corporation by the holder of record thereof or by his or her legal representative, who shall furnish proper evidence of authority to transfer, or by his or her attorney thereunto authorized by power of attorney duly executed and filed with the Secretary of the corporation, and on surrender for cancellation of the certificate of such shares. The person in whose name shares stand on the books of the corporation shall be deemed by the corporation to be the owner thereof for all purposes, except as otherwise provided by law or the articles of incorporation.


           Section 4D. LOST. STOLEN, OR DESTROYED CERTIFICATES. The corporation shall issue a new stock certificate in the place of any certificate previously issued if the holder of record of the certificate (a) makes proof in affidavit form that it has been lost, destroyed or wrongfully taken; (b) requests the issue of a new certificate before the corporation has notice that the certificate has been acquired by a purchaser for value in good faith and without notice of any adverse claim; (c) gives bond in such form as the corporation may direct to indemnify the corporation, the transfer agent, and registrar against any claim that may be made on account of thee alleged loss, destruction. or theft of a certificate; and (d) satisfies any other reasonable requirements imposed by the corporation.


SECTION 5. BOOKS AND RECORDS


           Section 5A. BOOKS AND RECORDS. This corporation shall keep correct and complete bocks and records of account and shall keep minutes of the proceedings of its shareholders, board of directors and committees of directors.


           This corporation shall keep at its registered office or principal place of business, or at the office of its transfer agent or registrar, a record of its shareholders, giving the names and addresses of all shareholders, and the number, class and series, if any, of the shares held by each.


           Any books, records and minutes may be in written form or in any other form capable of being convened into written form within a reasonable time.


           Section 5B. SHAREHOLDERS' INSPECTION RIGHTS. Any person who shall have been a holder of record of shares or of voting trust certificates therefor at least six months immediately preceding his or her demand or shall be the holder of record of, or the holder of record of voting trust certificates for, at least five percent of the outstanding shares of any class or series of the corporation, upon written demand stating the purpose thereof. shall have the right to examine, in person or by agent or attorney, at any reasonable time or tines, for any proper purpose its relevant hooks and records of accounts, minutes and records of shareholders, and to make extracts therefrom.


           Section 5C. FINANCIAL INFORMATION Unless otherwise provided by a resolution of the shareholders, not Inter than tour months after the close of each fiscal year, this corporation shall prepare a balance sheet showing in reasonable detail the financial condition of the corporation as of the close of its fiscal year, and a profit and lass statement for the operating results in that year, and promptly send a copy to each shareholder.


           Upon the written request of any shareholder or holder of voting trust certificates for shares of the corporation, the corporation shall mall to such shareholder or holder of voting trust certificates a copy of the most recent such balance sheet and profit and loss statement.


           The balance sheets and profit and loss statements shall be filed in the registered office of the corporation in this state, shall be kept for at least five years, and shall be subject to inspection during business hours by any shareholder or holder of voting trust certificates, in person or by agent.

E>


SECTION 6. DIVIDENDS


           The Board of Directors of this corporation may, from time to Lime, declare and the corporation may pay dividends on its shares in cash, property or its own shares, except when the corporation is insolvent or when the payment thereof would render the corporation insolvent or when the declaration or payment thereof would be contrary to any restrictions contained in the articles of incorporation, subject to the following provisions:


           (a) Dividends in cash or property may be declared and paid, except as otherwise provided in this section, only out of the unreserved and unrestricted earned surplus of the corporation or out of capital surplus, howsoever arising but each dividend paid out of capital surplus, and the amount per share paid from such surplus, shall be disclosed to the shareholders receiving the same concurrently with the distribution.


           (b) Dividends may be declared and paid in the corporation's own treasury shares.


           (c) Dividends may be declared and paid in the corporation's own authorized but unissued shares out of any unreserved and unrestricted surplus of the corporation upon the following conditions:

               (1) If a dividend is payable in shares having a par value, such shares shall be issued at not less than the par value thereof and there shall be transferred to stated capital at the time such dividend is paid an amount of surplus equal to the aggregate par value of the shares to be issued as a dividend.


               (2) If a dividend is payable in shares without par value, such shares shall be issued at such stated value as shall he fixed by the Board of Directors by resolution adopted at the time such dividend is declared, and there shall be transferred to stated capital at the time such dividend is paid an amount of surplus equal to the aggregate stated value so fixed in respect of such shares; and the amount per share so transferred to stated capital shall be disclosed to the shareholders receiving such dividend concurrently With the payment thereof.


           (d) No dividend payable in shares of any class shall be paid to the holders of shares of any other class unless the articles of incorporation so provide or such payment is authorized by the affirmative vote or the written consent of the holders of at least a majority of the outstanding shares of the class in which the payment is to be made.


           (e) A split-up or division of the issued shares of any class into a greater number of shares of the same class without increasing the stated capital of the corporation shall not be construed to he a share dividend within the meaning of this section.


SECTION 7. CORPORATE SFAL


           The Board of Directors may provide a corporate seal which shall have inscribed thereon the name of the corporation and such other words and figures and in such design as may be prescribed by the Board of Directors, and may be facsimile, engraved, printed, or an impression, or other type seal. Absent such provision, the name (or an indication of the name) of the corporation, however affixed, shall constitute the corporate seat

SECTION 8. FISCAL YEAR


           The fiscal year of the corporation shall, by resolution, be determined by the Board of Directors.


SECTION 9. INEMNIFICATION OF DIRECTORS AND OFFICERS


           Each director or officer (including heirs, executors and administrators), whether or not then in office, shall be indemnified by the corporation to the fullest extent permitted by the then current provisions of applicable law at the time indemnification is paid, except that the following terms shall apply unless the Board for good cause determines otherwise. Each such person shall be indemnified in such other or further respects as the Board may determine, in connection with or arising out of the matters in which involved by reason of being or having been a director or officer of the corporation or acting in another capacity for the corporation while holding such position(s), except for gross negligence or willful misconduct. Indemnification as to any of the foregoing may include the cost of reasonable settlements (other than amounts paid to the corporation itself) made with a view to curtailment of costs and economic risks of litigation. The corporation shall not, however, indemnify any director or officer with respect to matters as to which he or she is finally adjudged in any such action, suit or proceeding to have been guilty of gross negligence, willful misconduct, fraud or material misrepresentation to the corporation, its Board of Directors, its shareholders, or any other person; nor in respect of any matter in which any settlement or compromise is effected if and to the extent the total expense, including the cost of such settlement, shall substantially exceed the expense which might reasonably be incurred by such director or officer in conducting such litigation to a final conclusion. Indemnification shall not exclude any other rights to which any director or officer may be entitled as a matter of law.


SECTION 10. AMENDMENT OF ARTICLES AND BYLAWS: SALE OF ASSETS. MERGER AND THE
            LIKE


           Section 10A. GENERAL AMENDMENT OF ARTICLES; SALE OF ASSETS, MERGER AND THE LIKE. The following actions, in addition to those specified elsewhere herein or in the articles of incorporation, shall require approval by the holders of a majority of outstanding shares entitled to vote thereon.


               (1) Any change in the corporation's articles of incorporation, except as otherwise indicated therein or in these bylaws.


               (2) The sale, Lease, exchange or other disposition of all or substantially all or the assets or the corporation, whether for cash or other property, including securities, and encompassing a recapitalization or other exchange of securities, or any type of merger (nonexclusively including consolidation. or combination).


           Section l0B. GENERAL AMENDMENT OF BYLAWS. Except as provided by Law, the articles of incorporation or these bylaws, these bylaws may be repealed or amended, and new bylaws may be adopted, by either the Board of Directors or the shareholders, by the vote of a majority of directors or of the holders of a majority of outstanding shares entitled to vote thereon. The Board of Directors may not amend or repeal a bylaw adopted by shareholders if the shareholders specifically provide such bylaw is not subject to amendment or repeal by the directors.


           Section 10C. AMENDMENT OF ARTICLES OR BYLAWS FOR SUPERMAJORITY QUORUM OR VOTE REQUIREMENT: DELAYED REPEAL OF THIS PROVISION. Any provision of these bylaws or the corporation's articles of incorporation requiring mare than a majority quorum or vote of directors or shareholders may be adopted and may be amended or repealed, in each case, only by the percentage vote specified in such provision, so long as this requirement is in effect in this form. This requirement shall remain in effect in thin form (A) until a unanimous vote amends or repeals it, unless it is legally permissible for it to remain in this form as follows, (B) for six (6) months after the taking of a vote or the giving of all the necessary signatures on a consent, pursuant to which vote or consent this requirement is to be repealed or amended or replaced in any fashion (for example, by merger with, or by sale of assets to, a commonly controlled entity) effectively lowering or permitting lowering the vote so required. This provision may only be repealed or amended by shareholders, by a majority vote unless a different vote is required by law or the articles of incorporation.


SECTION 11. CHECK. PETTY CASE AND OTHER ACCOUNT SIGNATURES


            All petty cash fund creations, fundings and access criteria; all banking and similar account authorizations, checks, drafts, money orders, deposit tickets for cash to depositor, deposited items for cash to depositor, and instruments (negotiable or not) presented for cash payment; and any and all other forms of financial instrument or document creating, or granting rights of access by any person to, the corporation's financial accounts or funds, shall only be executed as follows: ONE PERSON'S signature(s) shall be required, which shall be THE PRESIDENT OR THE TREASURER OR OTHER WRITTEN DESIGNEE(S) OF THE BOARD OF DIRECTORS. A petty cash fund of $500 in hereby established and way be replenished (or reimbursement given) by check upon presentation of receipts to the authorized signers.